Exhibit 99.1

VIPER ENERGY PARTNERS LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS SECOND QUARTER 2020 FINANCIAL AND OPERATING RESULTS

MIDLAND, Texas, August 3, 2020 (GLOBE NEWSWIRE) -- Viper Energy Partners LP (NASDAQ:VNOM) (“Viper” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ:FANG) (“Diamondback”), today announced financial and operating results for the second quarter ended June 30, 2020.
SECOND QUARTER HIGHLIGHTS
•Q2 2020 consolidated net loss (including non-controlling interest) of $(33.1) million; adjusted net loss (as defined and reconciled below) of $(4.2) million
•Consolidated Adjusted EBITDA (as defined and reconciled below) of $26.6 million and cash available for distribution to Viper’s common limited partner units (as reconciled below) of $8.1 million
•Q2 2020 average production of 14,453 bo/d (24,508 boe/d), an increase of 9% from Q2 2019 average daily oil production
•Q2 2020 cash distribution of $0.03 per common unit
•Due to the current uncertainty in the commodity markets, Viper has temporarily reduced its distribution to approximately 25% of cash available for distribution with the retained cash flow expected to be used to strengthen the balance sheet; the Board of Directors of Viper’s General Partner reviews the distribution policy quarterly
•134 total gross (2.4 net 100% royalty interest) horizontal wells turned to production on Viper’s acreage during Q2 2020 with an average lateral length of 8,648 feet
•Initiating average production guidance for Q3 2020 and Q4 2020 of 14,750 to 16,000 bo/d (24,500 to 26,500 boe/d), the midpoint of which is up 6% from Q2 2020 average daily oil production
•Narrowing full year 2020 average production guidance to 15,250 to 16,000 bo/d (25,250 to 26,250 boe/d)
•As of July 14, 2020, there were approximately 485 gross horizontal wells currently in the process of active development on Viper’s acreage, in which Viper expects to own an average 1.7% net royalty interest (8.1 net 100% royalty interest wells)
•Approximately 440 gross (8.8 net 100% royalty interest) line-of-sight wells that are not currently in the process of active development, but for which we have visibility to the potential of future development in coming quarters, based on Diamondback’s current completion schedule and third party operators’ permits
•Q1 2020 and Q2 2020 distributions reasonably estimated to not constitute dividends for U.S. federal income tax purposes; instead should generally constitute non-taxable reductions to the tax basis

“Viper’s production in the second quarter was supported by 14 of Diamondback’s 15 completions in the quarter having more than an 8% average royalty interest net to Viper, as third party activity was minimal and some operators curtailed existing production. Looking ahead to the second half of 2020, we expect Viper’s production to grow sequentially through the end of the year supported by Diamondback’s completion schedule which is focused on areas where Viper has significant mineral ownership, primarily in the Midland Basin. This activity should lead to strong fourth quarter 2020 exit rate production and demonstrates the differentiated relationship between Diamondback and Viper versus other mineral and royalty peers,” stated Travis Stice, Chief Executive Officer of Viper’s general partner.

FINANCIAL UPDATE

Viper’s second quarter 2020 average realized prices were $21.00 per barrel of oil, $0.46 per Mcf of natural gas and $7.69 per barrel of natural gas liquids, resulting in a total equivalent realized price of $14.55/boe.

During the second quarter of 2020, the Company recorded total operating income of $32.7 million and consolidated net loss (including non-controlling interest) of $(33.1) million.

As of June 30, 2020, the Company had a cash balance of $9.7 million and $426.5 million available under its revolving credit facility. During the second quarter, the Company repurchased $14.1 million of the outstanding principal of its 5.375% Senior Notes due 2027 (the “Notes) at a 1.5% to 2.5% discount to par value. Subsequent to the end of the second quarter, Viper has repurchased an additional $6.0 million of the outstanding notes at a 1.5% discount to par value. The aggregate repurchases brought the total outstanding principal amount of Notes down to $479.9 million as of July 23, 2020.

SECOND QUARTER 2020 CASH DISTRIBUTION

The Board of Directors of Viper’s General Partner (the “Board”) declared a cash distribution for the three months ended June 30, 2020 of $0.03 per common unit. The distribution is payable on August 20, 2020 to eligible common unitholders of record at the close of business on August 13, 2020. This distribution represents approximately 25% of total cash available for distribution with the remaining available cash flow from the second quarter of 2020 expected to be used to strengthen the Company’s balance sheet. The Board reviews Viper’s distribution policy quarterly.

On May 21, 2020, Viper made a cash distribution to its unitholders and subsequently has reasonably estimated that such distribution, as well as the distribution payable on August 20, 2020, should not constitute dividends for U.S. federal income tax purposes. Rather, these distributions should generally constitute non-taxable reductions to the tax basis of each distribution recipient’s ownership interest in Viper. The Form 8937 containing additional information may be found on www.viperenergy.com under the “Investor Relations” section of the site.

OPERATIONS AND ACQUISITIONS UPDATE

During the second quarter 2020, there was limited completion activity on our mineral and royalty acreage as our operators reacted quickly to oil price volatility by cutting capital expenditures and mostly ceasing completion activity. As a result, during the second quarter, Viper estimates that 134 gross (2.4 net 100% royalty interest) horizontal wells with an average royalty interest of 1.8% were turned to production on its existing acreage position with an average lateral length of 8,648 feet. Of these 134 gross wells, Diamondback is the operator of 14 with an average royalty interest of 8.4%, and the remaining 120 gross wells, with an average royalty interest of 1.1%, are operated by third parties.

During the second quarter of 2020, Viper did not complete any acquisitions, leaving its footprint of mineral and royalty interests at a total of 24,714 net royalty acres.

The following table summarizes Viper’s gross well information as of July 14, 2020:

	As of July 14, 2020
	Diamondback Operated	Third Party Operated	Total
Horizontal wells turned to production:
Gross wells	14	120	134
Net 100% royalty interest wells	1.2	1.3	2.4
Average percent net royalty interest	8.4%	1.1%	1.8%

Horizontal producing well count:
Gross wells	1,079	3,401	4,480
Net 100% royalty interest wells	84.4	51.8	136.2
Average percent net royalty interest	7.8%	1.5%	3.0%

Horizontal active development well count:
Gross wells	66	419	485
Net 100% royalty interest wells	5.2	2.9	8.1
Average percent net royalty interest	7.9%	0.7%	1.7%

Line of sight wells:
Gross wells	74	366	440
Net 100% royalty interest wells	4.3	4.5	8.8
Average percent net royalty interest	5.8%	1.2%	2.0%

Despite the continued depressed commodity price environment, there continues to be active development across Viper’s asset base, however, near-term activity is expected to be driven primarily by Diamondback operations. The 485 gross wells currently in the process of active development are those wells that have been spud and are expected to be turned to production within approximately the next six to eight months. The 440 line-of-sight wells are those that are not currently in the process of active development, but for which Viper has reason to believe that they will be turned to production within approximately the next 15 to 18 months. The expected timing of these line-of-sight wells is based primarily on permitting by third party operators or Diamondback’s current expected completion schedule. Existing permits or active development of our royalty acreage does not ensure that those wells will be turned to production given the current depressed oil prices.

GUIDANCE UPDATE

Below is Viper’s revised guidance for the full year 2020, as well as average production guidance for Q3 2020 and Q4 2020.

Viper Energy Partners

Q3 2020 / Q4 2020 Net Production - MBo/d	14.75 - 16.00
Q3 2020 / Q4 2020 Net Production - MBoe/d	24.50 - 26.50
Full Year 2020 Net Production - MBo/d	15.25 - 16.00
Full Year 2020 Net Production - MBoe/d	25.25 - 26.25

Unit costs ($/boe)
Depletion	$9.50 - $11.50
Cash G&A	$0.60 - $0.80
Non-Cash Unit-Based Compensation	$0.10 - $0.25
Interest Expense (a)	$3.25 - $3.75

Production and Ad Valorem Taxes (% of Revenue) (b)	7% - 8%
(a)Assumes 1H2020 actual interest expense plus interest expense for the remainder of 2020 assuming $480mm in principal of Sr. Notes and $155mm drawn on the revolver.
(b)Includes production taxes of 4.6% for crude oil and 7.5% for natural gas and NGLs and ad valorem taxes.

CONFERENCE CALL

Viper will host a conference call and webcast for investors and analysts to discuss its results for the second quarter of 2020 on Tuesday, August 4, 2020 at 10:00 a.m. CT. Participants should call (844) 400-1537 (United States/Canada) or (703) 326-5198 (International) and use the confirmation code 6714088. A telephonic replay will be available from 1:00 p.m. CT on Tuesday, August 4, 2020 through Tuesday, August 11, 2020 at 1:00 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 6714088. A live broadcast of the earnings conference call will also be available via the internet at www.viperenergy.com under the “Investor Relations” section of the site. A replay will also be available on the website following the call.

About Viper Energy Partners LP
Viper is a limited partnership formed by Diamondback to own, acquire and exploit oil and natural gas properties in North America, with a focus on owning and acquiring mineral and royalty interests in oil-weighted basins, primarily the Permian Basin and the Eagle Ford Shale. For more information, please visit www.viperenergy.com.
About Diamondback Energy, Inc.
Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.
Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Viper assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding the current adverse industry and macroeconomic conditions, depressed commodity prices, production levels on properties in which Viper has mineral and royalty interests, any potential regulatory action that may impose production limits on Viper’s royalty acreage, the recent acquisitions, Diamondback’s plans for the acreage discussed above, development activity by other operators, Viper’s cash distribution policy and the impact of the ongoing COVID-19 pandemic. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Viper. Information concerning these risks and other factors can be found in Viper’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Viper undertakes no obligation to update or revise any forward-looking statement.

Viper Energy Partners LP
Consolidated Balance Sheets
(unaudited, in thousands, except unit amounts)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$9,663	$3,602
Royalty income receivable (net of allowance for credit losses)	32,118	58,089
Royalty income receivable—related party	917	10,576
Other current assets	482	397
Total current assets	43,180	72,664
Property:
Oil and natural gas interests, full cost method of accounting ($1,480,346 and $1,551,767 excluded from depletion at June 30, 2020 and December 31, 2019, respectively)	2,933,731	2,868,459
Land	5,688	5,688
Accumulated depletion and impairment	(373,898)	(326,474)
Property, net	2,565,521	2,547,673
Deferred tax asset (net of allowance)	—	142,466
Other assets	15,572	22,823
Total assets	$2,624,273	$2,785,626
Liabilities and Unitholders’ Equity
Current liabilities:
Accounts payable	$11	$—
Accounts payable—related party	—	150
Accrued liabilities	12,439	13,282
Derivative instruments	33,956	—
Total current liabilities	46,406	13,432
Long-term debt, net	630,507	586,774
Derivative instruments	5,875	—
Total liabilities	682,788	600,206
Commitments and contingencies
Unitholders’ equity:
General partner	849	889
Common units (67,831,342 units issued and outstanding as of June 30, 2020 and 67,805,707 units issued and outstanding as of December 31, 2019)	728,149	929,116
Class B units (90,709,946 units issued and outstanding June 30, 2020 and December 31, 2019)	1,080	1,130
Total Viper Energy Partners LP unitholders’ equity	730,078	931,135
Non-controlling interest	1,211,407	1,254,285
Total equity	1,941,485	2,185,420
Total liabilities and unitholders’ equity	$2,624,273	$2,785,626

Viper Energy Partners LP
Consolidated Statements of Operations
(unaudited, in thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating income:
Royalty income	$32,444	$70,442	$109,273	$130,870
Lease bonus income	23	1,749	1,645	2,909
Other operating income	202	3	443	5
Total operating income	32,669	72,194	111,361	133,784
Costs and expenses:
Production and ad valorem taxes	3,110	4,389	9,257	8,081
Depletion	22,782	16,512	47,424	32,711
General and administrative expenses	1,683	1,723	4,349	3,418
Total costs and expenses	27,575	22,624	61,030	44,210
Income from operations	5,094	49,570	50,331	89,574
Other income (expense):
Interest expense, net	(7,669)	(2,713)	(16,632)	(7,262)
Loss on derivative instruments, net	(34,443)	—	(42,385)	—
Gain (loss) on revaluation of investment	3,443	50	(6,677)	3,642
Other income, net	519	547	923	1,203
Total other expense, net	(38,150)	(2,116)	(64,771)	(2,417)
(Loss) income before income taxes	(33,056)	47,454	(14,440)	87,157
Provision for (benefit from) income taxes	—	180	142,466	(34,428)
Net (loss) income	(33,056)	47,274	(156,906)	121,585
Net (loss) income attributable to non-controlling interest	(11,304)	45,009	7,015	85,541
Net (loss) income attributable to Viper Energy Partners LP	$(21,752)	$2,265	$(163,921)	$36,044

Net (loss) income attributable to common limited partner units:
Basic	$(0.32)	$0.04	$(2.42)	$0.61
Diluted	$(0.32)	$0.04	$(2.42)	$0.61
Weighted average number of common limited partner units outstanding:
Basic	67,831	62,628	67,827	59,058
Diluted	67,831	62,664	67,827	59,094

Viper Energy Partners LP
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(156,906)	$121,585
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Provision for (benefit from) income taxes	142,466	(34,536)
Depletion	47,424	32,711
Loss on derivative instruments, net	42,385	—
Net cash payments on derivatives	(2,554)	—
Gain on extinguishment of debt	(14)	—
Loss (gain) on revaluation of investment	6,677	(3,642)
Amortization of debt issuance costs	1,152	441
Non-cash unit-based compensation	670	877
Changes in operating assets and liabilities:
Royalty income receivable, net	25,971	(7,996)
Royalty income receivable—related party	9,659	(5,549)
Accounts payable and accrued liabilities	(832)	(2,238)
Accounts payable—related party	(150)	—
Income tax payable	—	108
Other current assets	(85)	(41)
Net cash provided by operating activities	115,863	101,720
Cash flows from investing activities:
Acquisitions of oil and natural gas interests	(65,272)	(125,231)
Funds held in escrow	—	(13,215)
Net cash used in investing activities	(65,272)	(138,446)
Cash flows from financing activities:
Proceeds from borrowings under credit facility	92,000	171,000
Repayment on credit facility	(35,000)	(369,500)
Debt issuance costs	(44)	(258)
Repayment of senior notes	(13,787)	—
Proceeds from public offerings	—	340,860
Public offering costs	—	(221)
Units purchased for tax withholding	(383)	(353)
Distributions to General Partner	(40)	(40)
Distributions to public	(36,928)	(49,491)
Distributions to Diamondback	(50,348)	(65,143)
Net cash (used in) provided by financing activities	(44,530)	26,854
Net increase (decrease) in cash	6,061	(9,872)
Cash and cash equivalents at beginning of period	3,602	22,676
Cash and cash equivalents at end of period	$9,663	$12,804

Supplemental disclosure of cash flow information:
Interest paid	$17,918	$2,382

Viper Energy Partners LP
Selected Operating Data
(unaudited)

	Three Months Ended June 30, 2020	Three Months Ended March 31, 2020	Three Months Ended June 30, 2019
Production Data:
Oil (MBbls)	1,315	1,587	1,202
Natural gas (MMcf)	2,685	2,658	1,640
Natural gas liquids (MBbls)	467	479	308
Combined volumes (MBOE)(1)	2,230	2,509	1,783

Average daily oil volumes (BO/d)	14,453	17,441	13,205
Average daily combined volumes (BOE/d)	24,508	27,575	19,597

Average sales prices:
Oil ($/Bbl)	$21.00	$45.49	$54.81
Natural gas ($/Mcf)	$0.46	$0.13	$(0.65)
Natural gas liquids ($/Bbl)	$7.69	$8.94	$18.33
Combined ($/BOE)(2)	$14.55	$30.62	$39.50

Oil, hedged ($/Bbl)(3)	$22.39	$45.49	$54.81
Natural gas, hedged ($/Mcf)(3)	$(1.01)	$(0.04)	$(0.65)
Natural gas liquids ($/Bbl)(3)	$7.69	$8.94	$18.33
Combined price, hedged ($/BOE)(3)	$13.60	$30.44	$39.50

Average Costs ($/BOE):
Production and ad valorem taxes	$1.39	$2.45	$2.46
General and administrative - cash component	0.63	0.91	0.70
Total operating expense - cash	$2.02	$3.36	$3.16

General and administrative - non-cash component	$0.13	$0.15	$0.26
Interest expense, net	$3.44	$3.57	$1.52
Depletion	$10.21	$9.82	$9.26
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Realized price net of all deducts for gathering, transportation and processing.
(3)Hedged prices reflect the effect of our matured commodity derivative transactions on our average sales prices. Our calculation of such effects includes realized gains and losses on cash settlements for commodity derivatives, which we do not designate for hedge accounting. We did not have any derivative contracts prior to February of 2020.

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Viper defines Adjusted EBITDA as net income (loss) plus interest expense, net, non-cash unit-based compensation expense, depletion, loss (gain) on revaluation of investments, non-cash loss (gain) on derivative instruments, gain on extinguishment of debt and provision for (benefit from) income taxes. Adjusted EBITDA is not a measure of net income as determined by United States’ generally accepted accounting principles (“GAAP”). Management believes Adjusted EBITDA is useful because it allows them to more effectively evaluate Viper’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income, royalty income, cash flow from operating activities or any other measure of financial performance or liquidity presented as determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Viper defines cash available for distribution generally as an amount equal to its Adjusted EBITDA for the applicable quarter less cash needed for income taxes payable, debt service, contractual obligations, fixed charges and reserves for future operating or capital needs that the board of directors of Viper’s general partner may deem appropriate, common units repurchased for tax withholding, dividend equivalent rights and preferred distributions. Viper’s computations of Adjusted EBITDA and cash available for distribution may not be comparable to other similarly titled measures of other companies or to such measure in its credit facility or any of its other contracts.

The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA and cash available for distribution to the GAAP financial measure of net loss.

Viper Energy Partners LP
(unaudited, in thousands, except per unit data)

Three Months Ended June 30, 2020
Net loss	$(33,056)
Interest expense, net	7,669
Non-cash unit-based compensation expense	283
Depletion	22,782
Gain on revaluation of investment	(3,443)
Non-cash loss on derivative instruments, net	32,342
Gain on extinguishment of debt	(14)
Consolidated Adjusted EBITDA	26,563
Less: Adjusted EBITDA attributable to non-controlling interest	15,198
Adjusted EBITDA attributable to Viper Energy Partners LP	$11,365

Adjustments to reconcile Adjusted EBITDA to cash available for distribution:
Debt service, contractual obligations, fixed charges and reserves	$(3,261)
Units - dividend equivalent rights	(4)
Preferred distributions	(45)
Cash available for distribution to Viper Energy Partners LP unitholders	$8,055

Common limited partner units outstanding	67,831

Cash available for distribution per limited partner unit	$0.12
Cash per unit approved for distribution	$0.03

Adjusted net (loss) income is a non-GAAP financial measure equal to net income attributable to Viper adjusted for non-cash loss (gain) on derivative instruments, (gain) loss on revaluation of investments, gain on extinguishment of debt, valuation for deferred tax asset and related income tax adjustments. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following table presents a reconciliation of adjusted net loss to net (loss) income:

Viper Energy Partners LP
Adjusted Net Income (Loss)
(unaudited, in thousands, except per unit data)

Three Months Ended June 30, 2020
Net loss	$(33,056)
Non-cash loss on derivative instruments, net	32,342
Gain on revaluation of investments	(3,443)
Gain on extinguishment of debt	(14)
Adjusted net loss	(4,171)
Less: Adjusted net loss attributed to non-controlling interests	(1,341)
Adjusted net loss attributable to Viper Energy Partners LP	$(2,830)

Adjusted net loss attributable to limited partners per common unit	$(0.04)

Derivatives

As of the filing date, the Company had the following outstanding derivative contracts. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q3 2020	Q4 2020	FY 2021
Swaps - WTI (Cushing)	1,000	1,000	—
	$27.45	$27.45	$—
Collars - WTI (Cushing)	14,000	14,000	10,000
Floor Price	$28.86	$28.86	$30.00
Ceiling Price	$32.33	$32.33	$43.05
Deferred Premium Call Options - WTI (Cushing)	—	8,000	—
Premium	$—	$(1.89)	$—
Strike Price ($/Bbl)	$—	$45.00	$—
Basis Swaps - WTI (Midland-Cushing)	4,000	4,000	—
	$(2.60)	$(2.60)	$—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q3 2020	Q4 2020	FY 2021
Natural Gas Basis Swaps - Waha Hub	25,000	25,000	—
	$(2.07)	$(2.07)	$—

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@viperenergy.com

Source: Viper Energy Partners LP; Diamondback Energy, Inc.